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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

Huntsman International Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-88057 (Commission File Number)	87-0630359 (IRS Employer Identification No.)
500 Huntsman Way Salt Lake City, Utah (Address of principal executive offices)		84108 (Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

        On February 10, 2004, our affiliate HMP Equity Holdings Corporation ("HMP") issued a press release announcing that HMP and certain affiliated companies, including us, had restated their financial statements for the three and nine months ended September 30, 2003. The press release is furnished herewith as Exhibit 99.1. The restatement was made to correct the effect of an accounting error described below and to adjust certain other items which, considered in relation to the financial statements taken as a whole, are not material.

        In February 2004, our subsidiary, Huntsman International LLC ("HI"), discovered an error in how it had accounted for product exchange balances under a toll processing agreement with a customer. The error was caused by HI's use of an incorrect exchange factor in its new SAP-based enterprise resource planning ("ERP") system. HI's use of the incorrect exchange factor resulted from its implementation of and transition to the new SAP-based ERP system in 2003.

Item 12. Results of Operations and Financial Condition

        The information furnished pursuant to "Item 9. Regulation FD Disclosure" is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL HOLDINGS LLC
/s/ J. KIMO ESPLIN J. KIMO ESPLIN Executive Vice President and Chief Financial Officer
Dated: February 10, 2004

        The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934. The information in this report, including the exhibit hereto, shall not be incorporated by reference into any filing of the Company with the United States Securities and Exchange Commission (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 10, 2004

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  Item 9. Regulation FD Disclosure
  Item 12. Results of Operations and Financial Condition
SIGNATURES
Exhibit Index